                                                                  Exhibit 10.21

      THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 12th day of October 1998 by and between Stonehouse Graphics (Pty) Limited ("Company") and Nolan Weight (Weight).

      WHEREAS, the Company desires to employ Nolan Weight (Weight) as the "General Manager" of the Company;

      WHEREAS, Weight has agreed to provide such services in accordance with the terms and conditions of this Agreement;

      NOW THEREFORE, in consideration of the mutual promises herein made and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1.00 Employment terms

      1.01 Engagement.

      The Company shall employ Weight as General Manager during the term of this Agreement and Weight hereby accepts such employment. Weight shall be responsible for the day-to-day operation and management of the Company, and shall have such other duties regarding the Company as shall be determined from time to time by the Board of Directors of the Company ("Board").

      1.02 Term of Employment.

      The term of employment of Weight shall be for a term of 2 (two) years from the date of this Agreement ("Initial Term") and shall automatically extend for additional terms of 2 (two) year(s) ("Renewal Term") unless this Agreement is terminated as of the last day of the initial Term or as of the last day of any Renewal Term upon not less than ninety (90) days prior written notice by either party to the other, subject to earlier termination as provided in paragraphs 2.01, 2.02 and 2.03 hereof.

      1.03 Compensation.

      Base Salary. Weight shall be paid a base salary at the annual rate of R200 000 (two hundred thousand rand) payable in equal monthly installments, commencing on the 16th October 1998. In addition Weight shall be paid the sum of R100 000 (one hundred thousand rand) per annum likewise payable in equal monthly installments commencing on the 16th October 1998 in consideration of the limitations and restraints on termination of this agreement as imposed upon him as hereinafter recorded. The base salary shall be reviewed after a period of 1 (one) year.

      1.04 Cash Bonus.

      Weight shall be paid a cash bonus, if any, within the sole discretion of the Board. Such bonus shall be paid within a reasonable period of time after the Board in its discretion awards such cash bonus, but not to exceed a period or 90 (ninety) days of the end of the Company's accounting period during which the cash bonus was declared.

      1.05 Vacation.

      Weight shall be entitled to paid vacation and paid public holidays in accordance with the vacation policy of the Company then in effect, but no less than 20 (twenty) working days of vacation each year.

      1.06 Other Benefits.

      Weight shall be entitled to participate in all benefit programs made generally available to other management employees of the Company, on the same terms and conditions as they are offered to others, including but not limited to medical, dental, and term life insurance benefits. Weight shall in the discretion of the Board also be entitled to a motor allowance in respect of all motor expenses incurred for business purposes.

      1.07 Stock Option Grants/Employee Stock Ownership Plan.

      Weight shall be entitled to participate and receive stock option grants from the Company's Employee Stock Option Plan ("ESOP") during his employment with the Company, at the discretion of the Board of Directors or committee of the Board responsible to administer the ESOP, in amounts which are proportional to and at the same time as option grants are made to other members of the Company's senior management and according to terms and conditions which are comparable to such ESOP option grants received by other members of the Company's senior management.

2.00 Termination of Employment.

2.01 Termination for Cause.

The Company may terminate the employment of Weight at any time for cause (as hereinafter defined) upon written notice. The term "for cause" shall mean: the continued failure by Weight to substantially perform his primary duties as General Manager of the Company in a reasonable professional manner other than due to temporary or total disability or death, after a written demand for such substantial performance is delivered to Weight by the Board of Directors of the Company; the unauthorized dissemination of significant trade secrets or other proprietary property of the Company: the commission of a crime involving dishonesty or moral turpitude; the commission of any act or acts of dishonesty which acts are intended to result or do result directly or indirectly in gain or personal enrichment of Weight or a related person or affiliated company or when such acts are intended to cause harm or damages to the Company; the continued use of alcohol so as to have an adverse effect on the performance of his duties; the misappropriation or embezzlement of Company assets; the knowingly furnishing of material false reports or information to the directors or officers of the Company; or the making of serious disparaging remarks regarding the Company publicly or to suppliers and/or customers or potential customers of the Company.

2.02 Default.

Either party may terminate this Agreement upon the breach of any material provision of this Agreement by the other party upon 30 (thirty) days prior written notice; provided, however, that such termination notice shall not be effective if the defaulting party corrects such default prior to the date of termination. Termination by Weight of his employment hereunder by reason of the default of the Company shall be deemed for all purposes of this Agreement a termination by the Company without cause.

2.03 Disability.

The Company may terminate the employment of Weight under this Agreement by written notice upon the total and permanent disability of Weight. Total and permanent disability shall mean the inability of Weight to substantially perform the essential functions of his position, with or without reasonable accommodations, due to sickness or other physical or mental disability, for 30 (thirty) days in any 90 (ninety) day period or a period of time which exceeds the time for medical leave provided by law, whichever period is longer. The Company shall give Weight written notice of any termination hereunder.

2.04 Death.

The employment of Weight under this Agreement automatically terminates upon his death.

3.00 Limitations.

3.01 Non-Compete.

Weight agrees that during the term of his employment with the Company hereunder and for a period of 2 (two) years thereafter he shall refrain, directly and indirectly, jointly and severally, from managing, operating, financing, participating in the ownership, management or operation of or be employed by, consult with, advise or be otherwise engaged in any manner with, any business engaged in the providing of services or products competitive to those provided by the Company in the Republic of South Africa or in any geographic area in which the Company operates as of the date that Weight leaves the Company's employment. Ownership of less than 2% of companies whose securities are publicly traded is not prohibited by this Agreement.

3.02 Non-solicitation of Customers.

Weight agrees that during the term of his employment with the Company hereunder and for a period of 2 (two) years thereafter he shall not, on his own behalf, or on behalf of another, directly or indirectly, solicit, contact, call upon, communicate with or attempt to communicate with any customer or prospective customer of the Company with a view to the providing of services or products which are competitive with those that are marketed or provided by the Company as of the date that Weight leaves the Company's employment, provided that these restrictions shall apply only to customers or prospects of the Company which have been customers or prospects with whom Weight has had contacts on behalf of the Company.

3.03 Non-solicitation of Employees.

Weight agrees that during the term of his employment hereunder and for a period of 2 (two) years thereafter, he will not directly or indirectly solicit or in any other manner encourage employees of the Company to leave its employ for an engagement in any capacity with any other company or entity.

3.04 Limitations.

Notwithstanding the foregoing, the covenants of Weight pursuant to this paragraph 10 shall terminate upon the termination of Weight's employment by the Company without cause or by Weight by reason of the Company's breach of its obligations hereunder.

3.05 Dispute Resolution.

Any dispute regarding the interpretation, breach, damages or otherwise related to the interpretation or construction of this Agreement shall be resolved by binding arbitration before one or more arbitrators appointed by the Chairman of the Law Society of Gauteng in the city of Johannesburg according to the arbitration laws of the Republic of South Africa. Either party may institute the action by notice to the other party. Prior to the filing of any complaint, the parties shall meet and attempt to resolve the dispute, and if necessary appoint a mediator who shall be an attorney of at least 10 (ten) years standing to assist in such dispute resolution. The cost of such arbitration shall be borne equally by the parties. Any decision or award by said arbitrator(s) shall be binding on the parties. Notwithstanding the foregoing, any party hereto may apply to any court for a temporary or permanent injunction or restraining order to specifically enforce any provision hereof.

4.00 General

4.01 Expense Reimbursement.

Weight shall be reimbursed, upon a proper accounting, for all expenses reasonably incurred in connection with this employment hereunder, including all reasonable travel and entertainment expenses pursuant to Company policy.

4.02 Confidential Information.

During the Initial Term or any Renewal Term of this Agreement, Weight shall not use or disclose to others, without the prior written consent of the Company, any customer lists, trade secrets, secret know-how, or other confidential information relative to the business of the Company obtained by Weight in the course of rendering services pursuant to this Agreement. The obligation of Weight with respect to any item of such information shall terminate if that item of information becomes disclosed in published literature or otherwise becomes publicly available, provided that such public disclosure did not result, directly or indirectly, from any act or omission of Weight. Upon the leaving the employ of the Company for any reason, Weight shall continue to be bound by this Paragraph 8 for a period of 2 (two) years, and shall not take with him any customer lists, confidential data, or other documents and instruments which are the property of the Company. All such data, documents and instruments and all copies thereof shall be surrendered by Weight to the Company on or prior to the termination of his employment.

4.03 Notices.

All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when delivered by hand or upon delivery to the address set forth below, if delivered by any other means, addressed to the party and delivered to the address set forth below or to such other address as such party gives written notice in substitution therefor.

4.04 Binding Effect.

This Agreement shall inure to the benefit of and be binding upon Weight and his estate and personal representatives and upon the Company and its successors and assigns. This Agreement may not be assigned, pledged or otherwise hypothecated by Weight.

4.05 Successors and Assigns.

The Company shall cause any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the assets or outstanding securities of the Company, by written agreement in form and substance reasonably satisfactory to counsel to Weight to perform the obligations of the Company pursuant to this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. In the event the Company has a parent, the parent shall guaranty the obligations of the Company hereunder. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company regardless of whether such successor or assign consents in writing thereto. The rights of Weight hereunder shall inure to the benefit of and be enforceable by Weight and his estate and legal representative.

4.06 Severability.

In the event of the invalidity, in whole or in part, of any term or provision of this Agreement, the parties agree that such invalidity shall not affect the validity of any other term or provision of this Agreement and that such provision shall be subject to partial enforcement to the extent permitted under applicable law.

4.07 Entire Agreement.

This Agreement constitutes the entire understandings of the parties with respect to the employment of Weight by the Company and supersedes all prior agreements and understandings, oral or written.

4.08 Amendments.

This Agreement may not be amended or modified except in a writing signed by both parties.

4.09 Waiver.

The failure by a party to insist upon strict performance of any provision hereof shall not constitute a waiver of such provision. All waivers must be in writing to be enforceable hereunder.

4.09 Governing Law.

This Agreement shall be made and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the Republic of South Africa without giving effect to the rules governing conflicts of law.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

STONEHOUSE GRAPHICS (PTY) LIMITED


By: /s/ Roger D. Finchum, Sr
    ---------------------------------------
Chief Executive Officer


/s/ Nolan Weight
------------------------------------------
NOLAN WEIGHT

----------
*Prepared by Lams (Pty) Ltd 1st September 1998
Revised 11th October 1998

                                 DEED OF PLEDGE

                                    between

                                Colorsmart, Inc.

(Colorsmart) a Nevada Corporation of 537 Myatt Drive, Madison, Tennessee, U.S.A.

                                      and

                                  Nolan Weight

     (Weight) of Unit 38, Sunnyrock Park, Sun Rock Close, Bedfordview East

      1. Recitals

      WHEREAS:

      1.1 Colorsmart has purchased from Weight for the sum of R15 000 000.00 (fifteen million rand) the total issued shares and loan claims in Stonehouse Graphics (Pty) Limited (Stonehouse) in terms of a Sales of Shares Agreement dated the 12th October 1998 and amended on the 4th and ... November 1998;

      1.2 The Effective Date of the purchase and sale referred to is the close of business on the 30th November 1998.

      1.3 Transfer of the shares and cession of the loan claims purchased will be delivered and ceded by Weight to Colorsmart on the Effective Date;

      1.4 Payment of the purchase consideration will be effected by way of the delivery of a Promissory Note due and payable on the 28th February 1999 drawn by Colorsmart in favour of Weight

      1.5 Pending discharge of the Promissory Note and as security for the payment thereof, Colorsmart has agreed to pledge and cede to Weight respectively the shares and loan claims.

2. Definitions

      In this document:

      2.1 "Shares" mean the shares in Stonehouse purchased by Colorsmart in terms of the Agreement dated the 12th October 1998.

      2.2 "Claims" mean the loan claims in Stonehouse acquired by Colorsmart from Weight.

      2.3   "Agreement" means the agreement referred to in 1.1.

3. Pledge and Cession

      3.1 As security for the payment of the Promissory Note referred to above Colorsmart does hereby

            (i)   pledge to Weight the shares, and

            (ii) cede, assign and transfer to Weight all its right title and interest in the loan claims;

            and undertakes to deliver the said shares to Weight together with a duly signed cession of loan claims when executing this Deed of Pledge.

      3.2 The pledge and cession herein recorded shall operate as a continuing covering security in favour of Weight for such sum or sums of money as may now or hereafter be indebted to him by Colorsmart in terms of the Agreement.

      3.3 Against payment of the Promissory Note in respect whereof this Pledge has been given as security, the Pledge shall be deemed to be automatically cancelled and shall be null and void. Weight hereby agrees and undertakes to return both the shares and claims forthwith to Colorsmart against such payment.

      3.4 Should the Promissory Note not be paid by the 28th February 1999 or any extended payment date to which the parties hereto may have agreed, ownership in the shares and loan claims shall likewise automatically revert to Weight.

      3.5 Colorsmart hereby constitutes Weight irrevocably and in rem suam, with power of substitution, as its agent to execute all such documents and do all such other things as may in Weight's discretion be necessary to give due and proper effect to the terms hereof, particularly should the Promissory Note not be paid on the 28th February 1999 or any extended payment date, to transfer the shares and loan claims to his name.

THUS DONE AND SIGNED AT ______________ ON THIS THE ________ DAY OF NOVEMBER 1998 IN THE PRESENCE OF THE UNDERSIGNED WITNESSES.

AS WITNESSES:

1                                                 --------------------------
                                                  Colorsmart


2                                                 --------------------------
                                                  Weight

----------
*Prepared by Lams (Pty) Ltd 22 November 1998

                      [LETTERHEAD OF STONEHOUSE GRAPHICS]

                                                                 13 October 1999

Colorsmart.com.inc
Fax 021 461 2287
Attention Reg Burrows,

We are prepared to extend the date of our agreement to January 2000.

All financials will then run to that date and be subject to an audit.

Kind regards,


/s/ Nolan Weight

Nolan Weight.